SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 6, 2001


                                  eNetpc, Inc.
               (Exact Name of Registrant as Specified in Charter)



          Minnesota                   000-27225               41- 1427445
(State or Other Jurisdiction         (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)


                    6825 Shady Oak Road
                      Eden Prairie, MN                        55344
         (Address of Principal Executive Offices)           (Zip Code)



       Registrant's telephone number, including area code: (952) 943-1598




          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.       Other Events.

     The  Registrant's  Press Release  dated  December 6, 2001 which is filed as
Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

               99.1 Press Release dated December 6, 2001.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Active IQ Technologies, Inc.


Date:  December 14, 2001                   By:      /s/ Richard A. Pomije
                                              ----------------------------------
                                                  Richard A. Pomije
                                                  Chief Executive Officer


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                                  EXHIBIT INDEX


 Exhibit
 Number           Exhibit Description                                     Page
 --------         -------------------                                     ----
  99.1            Press Release dated December 6, 2001                     5





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                                                                   EXHIBIT 99.1


Thursday December 6, 11:52 am Eastern Time

Press Release

SOURCE: eNetpc, Inc.

eNetpc, Inc. Signs Letter of Intent to Merge with e-Site, Inc.

MINNEAPOLIS--(BUSINESS WIRE)--Dec. 6, 2001--eNetpc, Inc. (OTCBB:ETPC - news), an Application Service Provider (ASP) specializing in B2B software, e-commerce and virtual distribution, announced today that is has signed a letter of intent to merge with e-Site, Inc.

The merger is scheduled to close as soon as reasonably possible, following negotiation of definitive agreements, corporate filing requirements and completion of due diligence. The shareholders of e-Site, Inc. will receive approximately 7,280,000 shares of eNetpc, Inc. common stock for all of the issued and outstanding stock of e-Site, Inc.

Individually the companies have focused on providing similar web-based business enabling solutions to different segments of the PC sales channels. Previously, the companies have provided their respective market segments with an automated broadband sales/support processing solution (e-Site) and an automated PC configuration/virtual distribution (eNetpc) solution. e-Site and eNetpc currently have contracts to provide these solutions for Texas Instruments and over 70 other licensed customers. In conjunction with these customers, the companies have distribution and/or order processing contracts with Southwestern Bell Communications, Bellsouth Communications, Sprint, Earthlink, AT&T Broadband, Adelphia Communications, and Micro-Centers.

Through the merger, a stronger base of capital, technology, customers, and opportunities are created. The Company will continue to provide the market with a broadband sales/support business enabling solution that integrates all of the components of the broadband/PC value chain for retailers, direct sellers, and e-sellers.

eNetpc, Inc. will be based in Tustin, California and will maintain a hosting, development, and support facility in Eden Prairie, Minnesota. Michael Campbell, (e-Site's President/CEO) will become the combined entities' new Chairman/CEO and Richard Pomije (eNetpc's President/CEO) will become the Executive Vice President.

About eNetpc, Inc.

eNetpc, Inc. provides leading edge B2B software, with fulfillment, to complement the needs of just-in-time inventory to the e-commerce marketplace. Traded on the OTC:BB (ETPC), eNetpc, Inc. is built on the belief that the Internet will be the standard method of virtual distribution and that its eSelect(TM) software will bring manufacturers, resellers and customers together. More company information can be found at www.enetpc.com.

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About eSite, Inc.

e-Site, Inc. (www.e-site.ws) enables all parties in the broadband supply chain (service providers and sales channel participants) to efficiently and cost effectively sell and support broadband-based solutions. e-Site's value proposition is in helping the market identify which broadband access services (cable, DSL, satellite, wireless) are available for every consumer and small business locale in the U.S. and match it with compatible and interoperable application services, content, customer premise equipment (CPE), PCs, and support services. e-Site's has built a powerful automated sales system that enables PC sales channels to sell broadband access at the point of sale and provide order-to-installation customer support.

Any statements contained herein related to future events are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon eNetpc's current expectations and judgments about future developments in eNetpc's business and may be affected by several factors, including, without limitation, delays in or increased costs of production, delays in or lower than anticipated sales of eNetpc's products and general conditions in the computer industry. Readers are cautioned not to place undue reliance on forward-looking statements. eNetpc undertakes no obligation to update any such statements to reflect actual events.


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